UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 3, 2006
Date of Report (Date of earliest event reported)

LENNAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172
(Address of principal executive offices) (Zip Code)

(305) 559-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 3, 2006, Lennar Corporation (the “Company”) provided notice to J.P. Morgan Trust Company, N.A. (the “Trustee”), that the Company will redeem all of its outstanding 5.125% Zero-Coupon Convertible Senior Subordinated Notes due 2021 (the “Notes”), in accordance with the terms of the Indenture, dated December 31, 1997, between the Company and the Trustee, as supplemented by the Fifth Supplemental Indenture dated April 4, 2001 (together, the “Indenture”).

The redemption date will be April 4, 2006 (the “Redemption Date”). Under the terms of the Indenture, the redemption price is $468.10 per $1,000 principal amount at maturity (the “Redemption Price”), which represents the original issue price plus accrued original issue discount to the Redemption Date. The Notes are currently convertible at a rate of 14.1754 shares of the Company’s Class A common stock per $1,000 principal amount at maturity. The conversion deadline is April 4, 2006. As of February 28, 2006, $299 million in aggregate principal amount of the Notes was outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2006	Lennar Corporation

	By:	/s/ Bruce E. Gross
Name: Bruce E. Gross
Title: Vice President and Chief Financial Officer

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